Exhibit 99.1


FOR IMMEDIATE RELEASE
COMPANY CONTACT:
George Aronson, CFO
Interpharm Holdings, Inc.
(631) 952-0214 Ext. 101
georgearonson@interpharminc.com

MEDIA CONTACT:
John Scally
G. S. Schwartz & Co.
212-725-4500 Ext. 338
jscally@schwartz.com

INVESTOR RELATIONS CONTACT:
Carl Hymans
G. S. Schwartz & Co.
212-725-4500 Ext. 310
carlh@schwartz.com


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                   INTERPHARM COMPLETES ACQUISITION OF 92,000
                    SQUARE FOOT FACILITY IN YAPHANK, NEW YORK


$9.25 MILLION TRANSACTION IS PART OF STRATEGIC EXPANSION EFFORTS

TO CAPITALIZE ON GROWING DEMAND FOR GENERIC PHARMACEUTICALS

COMMACK, N.Y., June 30, 2004 -- Interpharm Holdings, Inc. (Amex: IPA), a manufacturer and distributor of generic pharmaceutical drugs, today announced that it has completed the acquisition of its 92,000 square foot facility on thirty seven acres of land, located in Yaphank, New York. The $9.25 million purchase of the building and land was consummated pursuant to a previously announced contract with Arrow Electronics, Inc. that was executed on November 14, 2003.

The new facility, which is located in Suffolk County, New York's Brookhaven Empire Zone, includes an additional 30,000 square feet of mezzanine space which can be utilized for certain production activities. Interpharm now has two facilities with a combined size of approximately 200,000 square feet. In order to be used for manufacturing, the new facility will require site approval from the U.S. Food and Drug Administration. Pending such approval, the new facility can be used for warehousing and related activities, thereby creating additional capacity in the company's current manufacturing plant. Also, the thirty seven acres of land could, if needed, allow Interpharm the ability to expand to over 500,000 square feet at this location.

Interpharm will construct an expanded research and development laboratory at the new location. Additionally, Interpharm expects to move its corporate headquarters to the new facility over the next nine to twelve months

"Expanding our production capacity was an integral part of our strategic plans. The purchase of this building and land will enable us to meet growing market demand for our existing products as well as continue to increase our pipeline of drugs," said Dr. Maganlal Sutaria, Interpharm Chairman and Chief Executive Officer. "We are pleased to be able to expand our operations in Suffolk County, New York and further the economic growth of this region, which has been supportive of the company for many years."

As previously announced, as part of an overall $21 million credit facility, Interpharm obtained a $7.4 million mortgage to finance the purchase of the new facility. The remaining $1.85 million for the purchase was paid by Interpharm from its working capital.

ABOUT INTERPHARM

Interpharm develops, manufactures and markets over 20 generic prescription strength and over-the-counter drugs. Interpharm will continue to focus on growing organically through internal product development and leveraging its strength in efficient and cost effective manufacturing. In addition, Interpharm will also continue to seek consummation of mutually beneficial strategic alliances and collaborations. Interpharm has also significantly increased its research and development budget to accommodate its objective of increasing the number of drugs in development by seven to nine through the end of 2004. Interpharm currently has seven drugs in various stages of development.


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FORWARD-LOOKING STATEMENTS

Statements made in this news release, may contain forward-looking statements concerning Interpharm's business and products involving risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, and additional competition from existing and new competitors, changes in technology, and various other factors beyond Interpharm's control. Other risks inherent in Interpharm's business are described in ATEC Group, Inc.'s Definitive Proxy Statement, filed with the Securities and Exchange Commission on May 2, 2003, Interpharm's Form 10-K, filed on September 29, 2003, Interpharm's Forms 10-Q filed on November 14, 2003, February 17, 2004 and May 17, 2004, and Interpharm's Form 8-K, filed with the Securities and Exchange Commission on June 11, 2004. The acquisition of Interpharm, Inc. is described in the foregoing proxy materials and Form 10-K, as well as in ATEC's Form 8-K, filed with the Securities and Exchange Commission on February 27, 2003, Interpharm's Form 8-K, filed on June 16, 2003, and its amended Form 8-K, filed on August 11, 2003.

All information in this release is as of June 29, 2004. Interpharm undertakes no duty to update any forward-looking statements to conform the release to actual results or changes in its circumstances or expectations after the date of this release.
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